News Release

For Immediate Release:

January 22, 2007

Manufacturer of proprietary fire resistant building materials to expand product line by providing a solution to the emerging demand for field applied fire protection.

International Barrier Technology and Protective Chemistries sign Supply Agreement for Blazeguard® Fire-Resistant Paint and Mold/Mildew/Termite Resistant Coating

Watkins, MN; Vancouver, BC January 22, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire resistant building materials, is pleased to announce that they have negotiated a supply agreement with Protective Chemistries, Inc. (PCI), a Minneapolis, MN company. PCI develops very effective formulations engineered to protect materials from fire, mold, mildew and termites. Barrier and Protective Chemistries will work together to deliver two particular formulations to Barrier’s builder and modular manufacturing customers. One formulation will be a fire resistive paint capable of being applied in the field.  The other is a field applied formulation to prevent the growth of mold and mildew while it also repels termites. Both formulations will be private labelled and sold under the trademark family of Blazeguard® products.

“The synergies of our companies working together was apparent from the first time we met”, states Dr. Michael Huddy, Barrier’s President. “Field applied fire resistive paint has been emerging quickly as a viable product to help people protect their buildings from fire. Barrier will be able to capture additional sales in the situations where a fire resistant application requires a field applied technology.  Now we have a viable product that will complement and augment our existing business so that we can become a full service provider of fire protective coatings.”

Barrier has begun the process of UL certification and listing for the paint product, being marketed as Blazeguard Fire Resistant Paint. Modular manufacturers were consulted during the negotiation process for this agreement and they were very encouraged by how both the fire resistive paint and the mold and mildew resistant paint could help them improve upon existing systems. The Supply Agreement allows Barrier to develop protected territories and markets for both lines of proprietary products.

“We do not view these new product lines as competitive to our existing product, Blazeguard fire rated sheathing,” explains Huddy. “In fact, they are complementary. Our existing Blazeguard fire rated sheathing product is a lower cost solution for a builder/manufacturer that requires a structural-rated, code approved, Class A fire rated panel to use during the construction process. Blazeguard fire resistive paint and the MMT paint will be an alternative material for protection of a structure that has already been built. Additionally, we have already discovered how the combination of these technologies can provide for enhanced performance in certain modular construction situations. We are very excited about how the addition of these lines will solve real problems for builders and manufacturers and how the introduction of these products through existing distribution channels will improve sales for Barrier.”

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include four of the five top US homebuilders.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology
(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:
www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com